Exhibit 5.1

November 10, 2011

Pike Electric Corporation 100 Pike Way, PO Box 868 Mount Airy, NC 27030	Suite 4700 100 North Tryon Street Charlotte, NC 28202-4003 T 704 331 1000 F 704 331 1159 www.mvalaw.com

Re:	Registration Statement on Form S-8
2,500,000 Shares of Common Stock of Pike Electric Corporation
Pursuant to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan,
as amended and restated effective November 3, 2011
Ladies and Gentlemen:
We have acted as counsel to Pike Electric Corporation, a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued pursuant to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011 (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.
In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Registration Statement, (ii) the Plan, (iii) the Certificate of Incorporation of the Company and the Company’s Bylaws, as amended to date, and (iv) all actions of the Company’s board of directors and stockholders reflected in the Company’s minute book (collectively, the “Registration Documents”).
In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon, and assumed the accuracy of, statements contained in the Registration Documents and certificates or comparable documents and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.
To the extent it may be relevant to the opinion expressed below, we have assumed that the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of the Shares registered pursuant to the Registration Statement.

Charlotte, NC Research Triangle Park, NC Charleston, SC

November 10, 2011

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued, delivered, vested and sold in accordance with the terms of the Plan and the terms of any other agreement relating to any of the Shares, will be validly issued, fully paid and nonassessable.
The opinion set forth above is subject to the following:
(A) bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;
(B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and
(C) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Moore & Van Allen PLLC
MOORE & VAN ALLEN PLLC